Exhibit 99.2

DESTINATION MATERNITY CORPORATION

CONTACT:

Judd P. Tirnauer

Executive Vice President & Chief Financial Officer

(215) 873-2278

For Immediate Release

DESTINATION MATERNITY DECLARES

INCREASED QUARTERLY CASH DIVIDEND

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Dividend Represents a 6.7% Increase in Company’s Regular Quarterly Cash Dividend

Philadelphia, PA, January 30, 2014 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.20 per share. The cash dividend will be payable March 28, 2014 to stockholders of record at the close of business on March 7, 2014. This dividend represents an increase of 6.7% compared to the Company’s previous quarterly dividend amount.

Ed Krell, Chief Executive Officer and Director of Destination Maternity, noted, “Given our strong balance sheet, and the strong profitability and cash flow generation of our Company, we believe the total return to our stockholders will be further enhanced by increasing our regular quarterly cash dividend.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of December 31, 2013, Destination Maternity operates 1,923 retail locations, including 595 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,328 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea and Mexico. As of December 31, 2013, Destination Maternity has 148 international franchised locations, including 128 shop-in-shop locations and 20 Destination Maternity branded stores. The 148 international franchised locations figure includes 117 franchised locations in India which will, as previously disclosed, close in March 2014 as a result of the Company being unable to reach mutual agreement on acceptable renewal terms with the Company’s franchisee in India. Also, as previously announced, the Company expects its first franchise locations in Mexico to open in Spring 2014, pursuant to its franchise agreement with El Puerto de Liverpool, S.A.B. de C.V., the largest department store company in Mexico.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to generate sufficient free cash flow to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.